Exhibit 4.1

EXECUTION VERSION

SUZANO AUSTRIA GMBH

Company

SUZANO S.A.

Guarantor

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

___________

AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE

Dated as of November 19, 2020

___________

Debt Securities

WARNING

The taking of this document or any certified copy thereof or any document which confirms or refers to this document or any document constituting substitute documentation thereof (each a “Stamp Duty Sensitive Document”) into the Republic of Austria as well as printing out any e-mail communication which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached in the Republic of Austria and sending any e-mail communication carrying a signature (whether digitally, manuscript or otherwise technically reproduced) which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached to or from an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed confirmations thereof or references thereto and any document constituting substitute documentation thereof outside of the Republic of Austria and do not (i) print out any e-mail communication which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached in the Republic of Austria and (ii) send any e-mail communication carrying a signature (whether digitally, manuscript or otherwise technically reproduced) which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached to or from an Austrian addressee.

EXECUTION VERSION

AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE

AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE, effective as of November 19, 2020, by and among Suzano Austria GmbH, a limited liability company incorporated under the laws of the Republic of Austria (the “Company”), having its corporate seat at Vienna, Austria and its principal office at Fleischmarkt 1, 1010 Vienna, Austria, Suzano S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Suzano” or the “Guarantor”), as guarantor, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, registrar, paying agent and transfer agent (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantor and the Trustee previously have entered into an indenture, dated as of January 24, 2020 (the “Base Indenture,”), as supplemented by the First Supplemental Indenture, dated as of September 14, 2020 (the “First Supplemental Indenture”) providing for the issuance of U.S.$750,000,000 aggregate principal amount of the Company’s 3.750% Global Notes due 2031 (the “Original Notes”).

WHEREAS, Section 9.01(7) of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of the Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Indenture without the consent of Holders.

WHEREAS, the Board of the Company have authorized the entry into this Amended and Restated First Supplemental Indenture and the establishment of the Notes (as defined below), as required by Section 9.01 of the Base Indenture.

WHEREAS, on the date hereof the Company intends to issue additional U.S.$500,000,000 of its existing 3.750% Notes due 2031, consisting of Add On Notes (as defined in the Base Indenture, but referred herein as the “Reopening Notes”, and together with the Original Notes, collectively referred to herein as the “Notes”), issued pursuant to Registration Statements on Form F-3 (File Nos. 333-236083, 333-236083-01 and 333-236083-02) (the “Registration Statement”), dated January 24, 2020, the Prospectus Supplement dated November 16, 2020 and related Base Prospectus dated January 24, 2020, and to Sections 2.01 and 3.01 of the Base Indenture, as supplemented by this Amended and Restated First Supplemental Indenture (the “Amended and Restated First Supplemental Indenture”, and together with the Base Indenture, and any further supplements thereto, the “Indenture”). The Notes may be issued from time to time and any Notes issued as part of the relevant series created herein will constitute a single series of Securities under the Indenture and shall be included in the definition of “Notes”, where the context requires.

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Amended and Restated First Supplemental Indenture and the Company has provided the Trustee with a Board Resolution authorizing the execution of this Amended and Restated First Supplemental Indenture.

EXECUTION VERSION

All actions required by the Company to be taken in order to make this Amended and Restated First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Amended and Restated First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Suzano, and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.01.      Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as supplemented and amended hereby. All definitions in the Base Indenture shall be read in a manner consistent with the terms of this Amended and Restated First Supplemental Indenture.

SECTION 1.02.     Additional Definitions. For all purposes of this Amended and Restated First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires, the following terms have the meanings given to them in this Section 1.02.

“Closing Date” means September 14, 2020, the closing date of the issuance of the Original Notes and deemed to be the effective closing date of the issuance of the Reopening Notes.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the Par Call Date, as applicable.

“Comparable Treasury Price” means, with respect to any redemption date (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“External Verifier” means a qualified provider of third-party assurance or attestation services appointed by the Guarantor to review the Guarantor's statement of the Greenhouse Gas Emissions Intensity.

“Greenhouse Gas Emissions Intensity” means tCO2e divided by Tons Produced, also expressed as tCO2e/ton produced.

EXECUTION VERSION

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Interest Payment Record Date” means January 13 and July 13 of each year.

“Par Call Date” means October 15, 2030.

“Payment Account” has the meaning set forth in Section 2.01(viii) herein.

“Reference Treasury Dealers” means BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Scotia Capital (USA) Inc. or any of their Affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third Business Day preceding such redemption date.

“Sustainability Performance Target” means the Greenhouse Gas Emissions Intensity reduction target set forth in the Sustainability-Linked Securities Framework, which results in a Greenhouse Gas Emissions Intensity not exceeding 0.190 tCO2e/ton produced, calculated by taking the average of the tCO2e/ton produced for the years ended December 31, 2024 and 2025 for the Guarantor and its consolidated subsidiaries; provided, however, that for purposes of the Sustainability Performance Target and the calculation of Greenhouse Gas Emissions Intensity, the Guarantor may exclude (A) the tCO2e and Tons Produced attributable to any single or related series of acquisitions completed since the Issue Date by the Guarantor and its consolidated subsidiaries that individually, or in the aggregate in the case of a related series, represent (i) more than 10% of the annual net sales revenue of the Guarantor, calculated by reference to the audited consolidated financial statements of the Guarantor for the fiscal year ended December 31, 2019, or (ii) more than 10% of the total annual installed production capacity of the Guarantor and its consolidated subsidiaries, calculated by reference to the fiscal year ended December 31 immediately prior to such acquisition, or (B) the impact of any material amendment to, or change in, any applicable laws, regulations, rules, guidelines and policies, applicable and/or relating to the production of pulp and finished paper of the Guarantor and its consolidated subsidiaries following the Issue Date.

“Sustainability-Linked Securities Framework” means the Sustainability-Linked Securities Framework adopted by the Guarantor in September 2020.

EXECUTION VERSION

“tCO2e” means the sum of Scope 1 emissions (from direct operations) and Scope 2 emissions (from electricity purchased) during a given period, measured in metric tons of carbon dioxide equivalent, according to the World Resources Institute and the World Business Council for Sustainable Development’s Greenhouse Gas Protocols (March 2004).

“Tons Produced” means the sum of pulp and finished paper produced during a given period, measured in metric tons.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

ARTICLE 2
TERMS OF THE NOTES

SECTION 2.01.     General. In accordance with Section 3.01 of the Base Indenture, the following terms relating to the Notes are hereby established:

(i)            Title: The Notes shall constitute a series of Securities having the title “3.750% Global Notes due 2031”.

(ii)            Aggregate Amount: The aggregate principal amount of the Reopening Notes that may be authenticated and delivered under this Amended and Restated First Supplemental Indenture shall be U.S.$500,000,000, for an aggregate principal amount of Notes of U.S.$1,250,000,000. As provided in the Base Indenture, the Company may, from time to time, without the consent of the Holders, issue Add On Notes having identical terms (including CUSIP, ISIN and other relevant identifying characteristics as the Notes), so long as, on the date of issuance of such Add On Notes: (i) no Default or Event of Default shall have occurred and then be continuing, or shall occur as a result of the issuance of such Add On Notes, (ii) such Add On Notes shall rank pari passu with the Notes and shall have identical terms, conditions and benefits as the Notes and be part of the same series as the Notes, (iii) the Company and the Trustee shall have executed and delivered a further supplemental indenture to the Indenture providing for the issuance of such Add On Notes and reflecting such amendments to the Indenture as may be required to reflect the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes, (iv) Suzano shall have executed and delivered and the Trustee shall have acknowledged an amended Guarantee reflecting the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes and (v) the Trustee shall have received all such opinions and other documents as it shall have requested, including an Opinion of Counsel stating that such Add On Notes are authorized and permitted by the Indenture and all conditions precedent to the issuance of such Add On Notes have been complied with by the Company and Suzano. All Add On Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of this Indenture.

EXECUTION VERSION

(iii)            Ranking: The Notes (including any additional Add On Notes) shall be general senior unsecured and unsubordinated obligations of the Company and shall at all times rank pari passu among themselves and at least equal in right of payment with all of the Company’s other existing and future unsecured and unsubordinated obligations from time to time outstanding that are not, by their terms, expressly subordinated in right of payment to the Notes (other than obligations preferred by statute or by operation of law).

(iv)            Maturity: The entire outstanding principal of the Notes shall be payable in a single installment on January 15, 2031 (the “Maturity Date”). No payments in respect of the principal of the Notes shall be paid prior to the Maturity Date except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes, upon redemption prior to the Maturity Date pursuant to Section 2.01(xii) and Section 2.01(xiii) hereof.

(v)            Interest: The Notes bear interest from and including September 14, 2020 at a rate of 3.750% per annum (the “Initial Rate of Interest”), subject to Section 2.01(vi) hereof. All interest shall be paid by the Company to the Trustee and distributed by the Trustee in accordance with this Indenture semi-annually in arrears on January 15 and July 15 of each year during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on January 15, 2021, and will initially accrue from and including the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. Interest shall be paid to the Person in whose name a Note is registered at the close of business on the preceding Interest Payment Record Date. As provided in the Base Indenture, (i) interest accrued with respect to the Notes shall be calculated based on a 360-day year consisting of 12 months of 30 days each, (ii) payment of principal and interest and other amounts on the Notes will be made at the Corporate Trust Office of the Trustee in New York City, or such other paying agent office in the United States as the Company appoints, in the form provided for in Section 10.08 of the Base Indenture, (iii) all such payments to the Trustee shall be made by the Company by depositing immediately available funds in U.S. Dollars prior to 3:00 p.m., New York City Time, one Business Day prior to the relevant Interest Payment Date to the Payment Account and (iv) so long as any of the Notes remain Outstanding, the Company shall maintain a paying agent in New York City.

(vi)            Interest Rate Step Up: From and including July 16, 2026 (the “Interest Rate Step Up Date”), the interest rate payable on the Notes shall be increased by 25 basis points to 4.000% per annum (the “Subsequent Rate of Interest”) unless the Company has notified (the “Satisfaction Notification”) the Trustee in writing at least 30 days prior to the Interest Rate Step Up Date (the “Notification Date”) that in respect of the year ended December 31, 2025: (i) the Sustainability Performance Target has been satisfied and (ii) the satisfaction of the Sustainability Performance Target has been confirmed by the External Verifier in accordance with its customary procedures. If as of the Notification Date (x) the Company fails, or is unable, to provide the Satisfaction Notification, (y) the Sustainability Performance Target has not been satisfied or (z) the External Verifier has not confirmed satisfaction of the Sustainability Performance Target, the Subsequent Rate of Interest will apply for each interest period from and including the Interest Rate Step Up Date up to, and including, the Maturity Date.

EXECUTION VERSION

(vii)            [Reserved]

(viii)           Payment Account: On the Closing Date, the Trustee shall establish (and shall promptly notify the Company of the establishment of such account, including the relevant account numbers and other relevant identifying details) and, until the Notes and all accounts due in respect thereof have been paid in full, the Trustee shall continue to maintain the special purpose non-interest bearing trust account established pursuant to the First Supplemental Indenture (the “Payment Account”) into which all payments required to be made by the Company under or with respect to the Notes shall be deposited. The Company agrees that the Payment Account shall continue to be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Holders) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes. No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Company or any other Person have an interest therein or amounts on deposit therein. All amounts on deposit in the Payment Account on any Interest Payment Date after the Trustee has paid all amounts due and owing to the holders of the Notes as of such Interest Payment Date shall be retained in the Payment Account and used by the Trustee to pay any amounts due and owing to the Holders on the next succeeding Interest Payment Date.

(ix)            Form and Denomination: The Notes shall be issuable in whole in the registered form of one or more Global Notes (without coupons), in minimum denominations of U.S.$1,000 and integral multiples thereof, and shall be transferable in integral multiples of U.S.$1,000 and integral multiples thereof and the Depository for such Global Notes shall be The Depository Trust Company, New York, New York.

(x)            Amended and Restated Guarantee: The Notes shall have the benefit of the Amended and Restated Guarantee in the manner provided in Article 3 of this Amended and Restated First Supplemental Indenture.

(xi)            Rating: The Notes can be issued without the requirement that they have any rating from a nationally recognized statistical rating organization.

(xii)            Optional Early Redemption. The Notes are subject to redemption at the Company’s option prior to the Par Call Date in whole at any time, or in part from time to time, at a redemption price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values, calculated as of the redemption date, of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the redemption date) (calculated at a rate of 3.750% per annum until the interest period immediately following the Interest Rate Step Up Date, at which point the interest rate shall be deemed to be the Subsequent Rate of Interest unless the Sustainability Performance Target has been satisfied in respect of the year ended December 31, 2025 and the Company has provided confirmation thereof to the Trustee together with a related confirmation by the External Verifier at least 30 days prior to July 16, 2026 as set forth in Section 2.01(vi)) as if the bonds were redeemed on the Par Call Date, discounted to the redemption date on an annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case, any accrued and unpaid interest and Additional Amounts, if any, on such notes to the redemption date, as calculated by the Independent Investment Banker. At any time on or after the Par Call Date, the company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to such redemption date.

EXECUTION VERSION

(xiii)          Early Redemption Solely for Tax Reasons. If as a result of any change in or amendment to the laws or treaties (or any rules or regulations thereunder) of any Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment or change in official position becomes effective on or after the issue date, or, with respect to a successor, after the date a successor assumes the obligations under the Notes or the note guarantees, the Company or Suzano or a successor have or will become obligated to pay Additional Amounts in excess of the Additional Amounts that the Company or Suzano would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% (or at a rate of 25% in case the holder of the Notes is resident in a tax haven jurisdiction, i.e., countries which do not impose any income tax or which impose it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) as a result of the taxes, duties, assessments and other governmental charges described above (the “Minimum Withholding Level”), then the Company may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with interest and Additional Amounts accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 15 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level, were a payment then due. The Company shall not have the right to so redeem the Notes in the event it becomes obliged to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Company shall not have the right to so redeem the Notes unless: (i) it has taken measures it considers reasonable to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all applicable regulations to legally effect such redemption; provided, however, that for this purpose reasonable measures shall not include any change in the Company’s, Suzano’s or any successor’s jurisdiction of incorporation or organization or location of each of their principal executive or registered office.

In the event that the Company elects to so redeem the Notes, it will deliver to the Trustee: (i) a certificate, signed in the name of the Company by two of its directors or by its attorney in fact in accordance with its articles of association, stating that the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel (as provided for in the Indenture) to the effect that the Issuer has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment and that all governmental approvals necessary for the Issuer to effect the redemption have been obtained and are in full force and effect.

EXECUTION VERSION

(xiv)         Conversion: The Notes will not be convertible into, or exchangeable for, any other securities.

(xv)          Defeasance: The provisions of Sections 13.01, 13.02 and 13.03 of the Base Indenture shall apply to the Notes.

(xvi)         Covenants: Except as set forth in Section 2.05, the Notes will be subject to the covenants set forth in Article 10 of the Base Indenture.

(xvii)         Registration: The Notes are SEC Registered Securities.

SECTION 2.02.     Amendment to Section 5.01 Relating to Events of Default. With respect to the Notes only, (and for the avoidance of doubt, not with respect to any other series of Notes issued pursuant to the Base Indenture on or prior to the date hereof), Section 5.01 of the Base Indenture is hereby amended by deleting the existing language and replacing it with the language below (without any effect on the other provisions contained therein):

“Section 5.01 Events of Default.

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            The Company shall fail to make any payment in respect of principal on any of the Notes whether on the Maturity Date (as the same may be extended as permitted hereunder), upon redemption or prior to the Maturity or otherwise in accordance with the terms of the Notes and the Indenture;

(b)            The Company shall fail to make any payment in respect of any interest or other amounts due on or with respect to the Notes (including Additional Amounts, if any) in accordance with the terms of the Notes and the Indenture, non-payment of which shall continue for a period of 30 calendar days and the Trustee shall not have otherwise received such amounts from amounts on deposit, from Suzano under Section 12.01 of the Indenture or otherwise by the end of such 30 calendar day period;

(c)            The Company or Suzano shall fail to perform, or breach, any term, covenant, agreement or obligation in respect of the Notes issued under the Indenture and such failure (other than any failure to make any payment under Section 12.01 of the Indenture, for which there is no cure) is either incapable of remedy or continues for a period of 60 calendar days after there has been received by the Company or Suzano from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

EXECUTION VERSION

(d)            The maturity of any Debt of the Company or Suzano or any Material Subsidiary thereof in a total aggregate principal amount of U.S.$75,000,000 or more is accelerated in accordance with the terms of that Debt, it being understood that prepayment or redemption by the Company or Suzano or any Material Subsidiary thereof of any Debt is not acceleration for this purpose;

(e)            One or more final and non-appealable judgments or orders for the payment of money are rendered against the Company, Suzano or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final and non-appealable judgment or order that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$75,000,000 or the equivalent thereof at the time of determination (in excess of amounts which Suzano’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(f)            Proceedings are initiated against the Company or Suzano or any Material Subsidiary thereof under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, and any such proceeding is not dismissed or stayed within 60 days after the entering of such proceeding, or an administrator, receiver, administrador judicial, liquidator, custodian, trustee, manager, fiduciary, statutory manager, intervener or assignee for the benefit of creditors (or other similar official) is appointed to take possession or control of, or a distress, execution, attachment or sequestration or other process is levied, enforced upon, sued out or put in force against, all or any material part of the undertaking, property, assets or revenues of the Company or Suzano or any Material Subsidiary thereof and is not dismissed or stayed within 60 days;

(g)            The Company or Suzano or any Material Subsidiary thereof commences voluntarily or consents to judicial, administrative or other proceedings relating to it under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, or makes or enters into any composition, recuperação judicial or extrajudicial or other similar arrangement with its creditors, or appoints or applies for the appointment of an administrator, receiver, administrador judicial, liquidator, custodian, trustee, manager, fiduciary, statutory manager, intervener or assignee for the benefit of creditors (or other similar official) to take possession or control of the whole or any material part of its undertaking, property, assets or revenues, or takes any judicial, administrative or other similar proceeding under any law for a readjustment or deferment of its Debt or any part of it;

(h)            the Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or Suzano denies or disaffirms its obligations under the Guarantee; and

EXECUTION VERSION

(i)            Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as any of the events referred to in any of paragraphs (e), (f) or (g) of this Section 5.01.”

SECTION 2.03.     Amendments to Section 8.01 Relating to Limitation on Consolidation, Merger, Sale or Conveyance. With respect to the Notes only, (and, for the avoidance of doubt, not with respect to any other series of notes issued pursuant to the Base Indenture on or prior to the date hereof) Section 9.07 of the Base Indenture is hereby amended by deleting the existing language and replacing it with the language below (without any effect on the other provisions contained therein):

“Section 8.01 Limitation Consolidation, Merger or Sale of Substantially All Assets.

(a)            Neither Suzano nor the Company will, in a single transaction or a series of transactions:

(i)            consolidate with, merge with or into any Person, or

(ii)            sell, convey, transfer, assign, or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for Suzano and its Subsidiaries, as the case may be) as an entirety or substantially an entirely, in one transaction or a series of related transactions, to any Person, or

(iii)            permit any Person to merge with or into Suzano or the Company; in ease case unless

1.	either: (x) Suzano, the Company or Fibria Overseas Finance, as applicable, is the continuing Person; or (y) the resulting, surviving or transferee Person (the “Successor Company”) is (A) in the event of a merger of Suzano, a corporation organized and validly existing under the laws of Brazil or any political subdivision thereof, the United States of America or any state thereof or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (“OECD”) or (B) in the event of a merger of the Company, an entity organized and validly existing under the laws of Austria, the United States of America or any state thereof or the District of Columbia or any other country member of the OECD, and, in each case, expressly assumes by supplemental indenture, executed and delivered to the Trustee, in form as set forth in this Indenture or as otherwise satisfactory to the Trustee, all of the obligations of Suzano or the Company, as the case may be, under this Indenture and the Guarantee, as applicable;

2.	immediately after giving effect to the transaction, no Event of Default, and no Default has occurred and is continuing; and

EXECUTION VERSION

3.	if Suzano is organized under Brazilian law or the Company is organized under Austrian law or Cayman Islands law, as applicable, and Suzano or the Company merges with a corporation, or the Successor Company is, organized under the laws of the United States, any State thereof or the District of Columbia or any country member of the OECD, or (ii) if Suzano or the Company is organized under the laws of the United States, any State thereof or the District of Columbia and merges with a corporation, or the Successor Company is, organized under the laws of Brazil, Austria or the Cayman Islands, as applicable, or any country member of the OECD, then Suzano, the Company or the Successor Company will have delivered to the Trustee an Opinion of Counsel from each of Brazilian, Austrian or Cayman Islands, as applicable, U.S. and the successor jurisdiction counsel to the effect that, as applicable, the Holders will not recognize income, gain or loss for U.S. jurisdiction or Brazilian, Austrian or Cayman Islands jurisdiction, as applicable, or the successor jurisdiction income tax purposes as a result of such transaction; and

4.	the Company or the Successor Company, as the case may be, delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided, that clause (2) does not apply to the consolidation or merger of Suzano or the Company with or into any of Suzano’s Subsidiaries or the consolidation or merger of a Subsidiary of Suzano with or into Suzano or the Company or Fibria Overseas Finance.

(b)            Suzano shall not sell or otherwise transfer any Equity Interest in the Company (other than directors’ qualifying shares) to any other Person other than a Subsidiary of Suzano unless Suzano becomes the direct obligor under the Notes;

(c)            Upon the consummation of any transaction effected in accordance with this Section 8.01, if Suzano or the Company or Fibria Overseas Finance, as applicable, is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of Suzano under the Guarantee, or the Company or Fibria Overseas Finance under this Indenture with the same effect as if such successor Person had been named as Suzano or the Company, as applicable, in this Indenture. Upon such substitution, unless the successor is one or more of Suzano’s Subsidiaries, Suzano or the Company, as applicable, will be released from its obligations under this Indenture or the Guarantee, as applicable.”

EXECUTION VERSION

SECTION 2.04.      Amendments to Section 9.07 Relating to Substitution of the Company. With respect to the Notes only, (and, for the avoidance of doubt, not with respect to any other series of notes issued pursuant to the Base Indenture on or prior to the date hereof) Section 9.07 of the Base Indenture is hereby amended by deleting the existing language and replacing it with the language below (without any effect on the other provisions contained therein):

“Section 9.07. Substitution of the Company.

(a) Notwithstanding any other provision contained in this Indenture, (i) the Company may, without the consent of any Holder (and by purchasing any Securities, each Holder expressly consents to the provisions of this Section 9.07), be substituted by (i) Suzano or (ii) any Wholly-Owned Subsidiary of Suzano as principal debtor in respect of the Securities (in each case, in such capacity, the “Successor Company”); provided that the following conditions are satisfied:

(i) such documents shall be executed by the Successor Company, the Company, Suzano and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which the Successor Company assumes all of the Company’s obligations under this Indenture and the Securities and, unless Suzano’s then existing Guarantee remains in full force and effect, substitute guarantee issued by Suzano in respect of the Notes (collectively, the “Company Substitution Documents”) and (without limiting the generality of the foregoing) pursuant to which the Successor Company shall undertake in favor of each Holder to be bound by the terms and conditions of the Securities and the provisions of this Indenture as fully as if the Successor Company had been named in the Securities and this Indenture as the principal debtor in respect of the Securities;

(ii) without limiting the generality of Section 9.07(a)(i), the Company Substitution Documents shall contain covenants by the Successor Company (i) to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligations of the Company in respect of the payment of Additional Amounts set forth in Section 10.10 of this Indenture, with the substitution of the references to Austria with references to the jurisdiction of organization of the Successor Company; and (ii) to indemnify each Holder and beneficial owner of the Securities against all taxes or duties (a) which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such Holder or beneficial owner of the Securities as a result of the substitution pursuant to the conditions set forth in this Section 9.07 and which would not have been so incurred or levied had such substitution not been made and (b) which are imposed on such Holder or beneficial owner of the Securities by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Securities resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made;

(iii) the Successor Company shall have delivered, or caused the delivery, to the Trustee of an Opinion of Counsel in the jurisdiction of organization of the Successor Company, Austria and Brazil, to the effect that the Company Substitution Documents, this Indenture, the Securities and the Guarantee constitute legal, valid and binding obligations of the Successor Company, enforceable against the Successor Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity) and other specified legal matters, such Opinion of Counsel to be dated not more than five days prior to the date of succession of the Company by the Successor Company;

(iv) the Successor Company shall have delivered, or caused the delivery, to the Trustee of an Opinion of Counsel from New York counsel reasonably satisfactory to the Trustee, to the effect that (i) the Company Substitution Documents this Indenture, the Securities and the Guarantee constitute legal, valid and binding obligations of the Successor Company and the Guarantor parties thereto under the law of the State of New York, enforceable against such parties in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity), and (ii) no consent, approval, authorization or order of any U.S. federal or New York State court or governmental agency or regulatory body is required for the consummation of the transactions contemplated by the Company Substitution Documents and compliance with the terms thereof by each of the Successor Company, Suzano and the Guarantor, except as may be required by U.S. state securities laws, such Opinion of Counsel to be dated not more than five days prior to the date of succession of the Company by the Successor Company;

(v) the Successor Company shall have delivered, or caused the delivery, to the Trustee of an Officer’s Certificate as to compliance with the provisions of this Indenture, including those provisions described under this Section 9.07;

(vi) the Successor Company shall have appointed a process agent in the Borough of Manhattan, in the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Securities, this Indenture and the Company Substitution Documents;

(vii) no Event of Default shall have occurred and be continuing; and

(viii) such substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Successor Company, Austria and Brazil for the purpose of such substitution.

(b) Upon the execution of the Company Substitution Documents, any substitute guarantee and compliance with the other conditions set forth in Section 9.07(a) hereof, (i) the Successor Company shall be deemed to be named in the Securities as the principal debtor in place of the Company, (ii) the Securities shall thereupon be deemed to be amended to give effect to such succession, and (iii) any reference in this Indenture to the Company shall from then on be deemed to refer to the Successor Company and any reference to the country in which the Company is domiciled or resident for taxation purposes shall from then on be deemed to refer to the country of domicile or residence for taxation purposes of the Successor Company.

EXECUTION VERSION

(i) The Company Substitution Documents shall be delivered to and held by the Trustee for so long as any Securities remain outstanding and for so long as any claim may be made against the Successor Company or the Company by any Holder in respect of the Securities or the Company Substitution Documents shall not have been finally adjudicated, settled or discharged. The Successor Company and the Company shall acknowledge in the Company Substitution Documents the right of every Holder to the production of the Company Substitution Documents for the enforcement of any of the Securities, this Indenture or the Company Substitution Documents.

(ii) Not later than 10 Business Days after the execution of the Company Substitution Documents, the Successor Company shall give notice thereof to the Holders. Notice of any such substitution shall be published in accordance with Section 1.05, 1.06 and 1.07.

(iii) Notwithstanding any other provision of this Indenture, Suzano (unless it is the Successor Company) shall promptly execute and deliver any documents or instruments, including any substitute guarantee and a legal opinion of internationally recognized Brazilian, Luxembourg and Austrian counsel that may be required, or that the Trustee may reasonably request, to ensure that the Suzano’s Guarantee shall continue in full force and effect for the benefit of the Holders and beneficial owners of the Securities following the succession pursuant to this Article IX.”

SECTION 2.05.      Amendment to Article X. With respect to the Notes only, (and for the avoidance of doubt, not with respect to any other series of Notes issued pursuant to the Base Indenture on or prior to the date hereof), the following language will be added as Section 10.16 of the Base Indenture:

“Section 10.16. Maintenance of Properties.

Suzano will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Suzano may be necessary so that the business of Suzano and its Subsidiaries may be properly and advantageously conducted at all times; provided that nothing shall prevent Suzano or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Suzano, desirable in the conduct of the business of Suzano and its Subsidiaries taken as a whole.”

EXECUTION VERSION

SECTION 2.06.      Amendment to Section 12.01 Relating to Unconditional Guarantee. With respect to the Notes only, (and for the avoidance of doubt, not with respect to any other series of Notes issued pursuant to the Base Indenture on or prior to the date hereof), the following language under Section 12.01 of the Base Indenture:

“Rights of Holders to payment in full under the Securities pursuant to the Guarantee shall be equal in right of payment with all other existing and future senior unsecured obligations of Suzano, subject to certain statutory preferences under applicable law, and senior in right of payment to Suzano’s subordinated debt.”

shall be deleted and replaced with the following language (without any effect on the other provisions contained therein):

“Rights of Holders to payment in full under the Securities pursuant to the Guarantee shall be equal in right of payment to all other existing and future senior unsecured obligations of Suzano, subject to certain statutory preferences under applicable law, including labor and tax claims; senior in right of payment to Suzano’s subordinated debt; and effectively subordinated to the debt and other liabilities (including subordinated debt and trade payables) of Suzano’s subsidiaries (other than the Company) and jointly controlled companies and to secured debt of Suzano to the extent of the value of the assets securing such secured debt.”

ARTICLE 3
GUARANTee

SECTION 3.01.      Execution. The Trustee is hereby authorized and directed to acknowledge the Amended and Restated Guarantee and to perform all of its duties and obligations thereunder.

SECTION 3.02.      Enforcement. The Trustee shall enforce the provisions of the Amended and Restated Guarantee against Suzano in accordance with the terms thereof and the terms of the Indenture, and Suzano, by execution of this Amended and Restated First Supplemental Indenture, and by so agreeing to become a party to the Indenture, agrees that each Holder shall have direct rights under the Amended and Restated Guarantee as if it were a party thereto.

SECTION 3.03.      Suzano hereby (i) acknowledges and agrees to be bound by the provisions of Section 1.08 of the Base Indenture and (ii) confirms that (A) its obligations under the Guarantee shall be issued pursuant to the Indenture and (B) it intends for the Holders, in addition to those rights under the Guarantee as provided therein, to be entitled to the benefits of the Indenture with respect to their rights against Suzano under the Guarantee.

SECTION 3.04.      Taxes; Additional Amounts. For the avoidance of doubt, the Company’s obligations to pay any indemnity with respect to taxes, including the obligation to pay Additional Amounts pursuant to Section 10.10 of the Base Indenture, shall extend to any payments made by Suzano pursuant to the Guarantee.

EXECUTION VERSION

ARTICLE 4
MISCELLANEOUS

SECTION 4.01.      Effect of the First Supplemental Indenture. This Amended and Restated First Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. The Base Indenture, as supplemented and amended by this Amended and Restated First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Amended and Restated First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Amended and Restated First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The provisions of this Amended and Restated First Supplemental Indenture are intended to apply solely to the Notes and the Holders thereof and shall not apply to any future issuance of securities by the Company (other than any Add On Notes as provided herein) and all references to provisions of the Base Indenture herein amended and restated or otherwise modified shall have effect solely with respect to the Notes contemplated in this Amended and Restated First Supplemental Indenture. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Amended and Restated First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Amended and Restated First Supplemental Indenture. The First Supplemental Indenture is amended and restated so that it shall be read, taken and construed as one and the same instrument as this Amended and Restated Supplemental Indenture.

SECTION 4.02.      Governing Law. This Amended and Restated First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.03.      Trustee Makes No Representation. In entering into this Amended and Restated First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee (including, without limitation, the right to be indemnified), whether or not elsewhere herein so provided. The Trustee, for itself and its successors, accepts the terms of the Indenture as amended by this Amended and Restated First Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of and makes no representations (i) as to the validity or sufficiency of this Amended and Restated First Supplemental Indenture or any of the terms or provisions hereof, other than as to the validity of its execution and delivery by the Trustee, (ii) in respect of recitals contained herein (all of which recitals or statements are made solely by the Issuer and the Guarantor), (iii) as to the due execution hereof by the Issuer and the Guarantor, or (iv) as to the consequences of any amendment and/or waiver herein provided for.

SECTION 4.04.      Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Amended and Restated First Supplemental Indenture.

EXECUTION VERSION

SECTION 4.05.      Counterparts. The parties may sign any number of copies of this Amended and Restated First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Amended and Restated First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amended and Restated First Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 4.06.      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

SECTION 4.07.      Electronic Signatures and Transmission. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated First Supplemental Indenture to be duly executed as of the date first written above.

Suzano Austria GmbH

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Attorney-in-fact

By:	/s/ Carlos Anibal Almeida
Name: Carlos Anibal Almeida
Title: Attorney-in-fact

Suzano S.A.

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Chief Financial Officer

By:	/s/ Carlos Anibal Almeida
Name: Carlos Anibal Almeida
Title: Executive Director

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused this Amended and Restated First Supplemental Indenture to be duly executed as of the date first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Luke Russell
Name: Luke Russell
Title: Assistant Vice President

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Vice President

EXHIBIT A

FORM OF GLOBAL SECURITY

[FORM OF FACE OF NEW SECURITY]

[Global Securities Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.     U.S.$

SUZANO AUSTRIA GMBH

[●]% Global Notes due [●], 2031

Date: ___________

No.________ CUSIP NO._____________

ISIN NO.______________

This Security is one of a duly authorized issue of securities of SUZANO AUSTRIA GMBH, a private company incorporated with limited liability under the laws of Austria (the “Company”), designated as its [●]% Global Notes due [●], 2031 (the “Securities”), issued in an initial aggregate principal amount of U.S.$[●] as revised by the Schedule of Increases and Decreased attached hereto, under the Amended and Restated First Supplemental Indenture (the “Amended and Restated First Supplemental Indenture”), effective as of November 19, 2020, by and among the Issuer, Suzano S.A., a corporation (sociedade por ações) organized under the laws of Brazil (“Suzano” or the “Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”), to the Indenture, dated as of January 24, 2020 (the “Base Indenture,” and as supplemented by the Amended and Restated First Supplemental Indenture and any further supplements thereto with respect to the Securities, the “Indenture”), by and among the Company, the Guarantor and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Company, the Trustee and the Holders, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used in this Securities which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Company, for value received, hereby promises to pay to ________________, or its registered assigns [If applicable, insert - - as nominee of __________________], and as the Holder of record of this Security, the principal amount specified above in _________ on __________ (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Company promises to pay interest on the outstanding principal amount hereof, from ______________, semi-annually in arrears on ___________ and ____________ of each year (each such date, an “Interest Payment Date”), commencing ____________ at a rate equal to [●]% per annum, subject to the paragraph below, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. Interest payable, and punctually paid or duly provided for, on this Security on any Interest Payment Date will, as provided in the Indenture, be paid in immediately available funds to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Business Day preceding such interest payment.

From and including July 16, 2026, the Interest Rate Step Up Date, the Subsequent Rate of Interest payable on the Notes shall be increased by 25 basis points to [●]% per annum, unless the Company has provided a Satisfaction Notification to the Trustee in writing on the Notification Date that in respect of the year ended December 31, 2025: (i) the Sustainability Performance Target has been satisfied and (ii) the satisfaction of the Sustainability Performance Target has been confirmed by the External Verifier in accordance with its customary procedures. If as of the Notification Date (x) the Company fails, or is unable, to provide the Satisfaction Notification, (y) the Sustainability Performance Target has not been satisfied or (z) the External Verifier has not confirmed satisfaction of the Sustainability Performance Target, the Subsequent Rate of Interest will apply for each interest period from and including the Interest Rate Step Up Date up to, and including, the Maturity Date.

Payment of the principal of and interest on this Security will be payable by wire transfer to a _______ account maintained by the Holder of this Security as reflected in the Security Register of the Trustee. In the event the date for any payment of the principal of or interest on any Security is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest shall accrue on the Securities at the rate of [●]% per annum until all required amounts due in respect of the Securities have been paid. Interest accrued with respect to this Security shall be calculated based on 360-day year consisting of 12 months of 30 days each.

The Securities are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

This Security does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Company, the Trustee and the Holders. If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Securities may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Company and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Securities shall be issued only in fully registered form, without coupons. Securities shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$1,000 and any integral multiples thereof.

Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent thereof shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Suzano Austria GmbH

By:
Name:
Title:

By:
Name:
Title:

Dated: [●], 2020

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Deutsche Bank Trust Company Americas

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:

Authorized Signatory

Dated: _____, 2020

A-2

Reverse of Global Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 24, 2020, as supplemented with respect to the Securities (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), between the Company, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any other successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

Prior to October 15, 2030 (the “Par Call Date”), the Company may redeem the Securities in whole at any time, or in part from time to time, at a redemption price based on a “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date. At any time on or after the Par Call Date, we may redeem the Securities, in whole or in part at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest on the principal amount of the Securities being redeemed to such redemption date. For purposes of optional redemption, interest will be calculated after the Interest Rate Step Up Date at the Subsequent Rate of Interest, unless the Sustainability Performance Target has been satisfied and the Issuer has provided Satisfaction Notification to the Trustee in writing on the Notification Date.

The Company may redeem the Securities, in whole but not in part, at 100% of its principal amount plus accrued and unpaid interest and Additional Amounts (as defined below), if any, at any time upon the occurrence of specified events relating to Brazilian, Austrian or other relevant jurisdictions’ tax laws.

Notice of redemption will be given by mail to Holders of Securities of this series, not less than 15 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.  Such notice may at the Company’s option be subject to the satisfaction of one or more conditions precedent, and it may be rescinded or the applicable redemption date delayed in the event that any or all such conditions shall not have been satisfied by the applicable redemption date.  Any conditions precedent shall be described in such notice.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture.)

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any deduction or withholding for any present or future taxes, assessments or other governmental charges of Brazil or Austria (or any political subdivision or taxing authority thereof or therein) shall at any time be required by Brazil or Austria (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under the Securities, the Company will pay to the Holder of this Security such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in Brazil or Austria, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled (“Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(d)            any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder or the beneficial owner of the Security of such series (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and Brazil or Austria or any political subdivision or territory or possession thereof or area subject to its jurisdiction other than the mere holding of a Security or receipt of payment in respect thereto, including, without limitation, such Holder or beneficial owner (or such fiduciary, settler, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(e)            any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(f)            any amount required to be deducted or withheld by any Paying Agent from a payment on or in respect of the Security, if such payment can be made without such deduction or withholding by any other Paying Agent and we duly provide for such other Paying Agent to make such payment;

(g)            withholding for any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Security;

(h)            any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of the Security of such series with a request of the Company addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of Brazil or Austria as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(f)            where the Holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such Holder; or

(g)            any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment in respect of any Security to any Holder or beneficial owner who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Brazil or Austria (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder or beneficial owner, as the case may be, of such Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered indemnity or security satisfactory to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any), interest or any Additional Amount on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert or exchange this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be U.S.$ _____________. The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following Such Decrease/Increase	Notation Made by or on Behalf of Trustee